Exhibit 99

Red Lobster® Olive Garden® LongHorn Steakhouse®

The Capital Grille® Bahama Breeze® Seasons 52®

www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 593330
Orlando, FL 32859
Contacts:
	(Analysts) Matthew Stroud	(407) 245-6458
	(Media) Rich Jeffers	(407) 245-4189
FOR RELEASE
March 17, 2009
4:30 PM ET

DARDEN RESTAURANTS REPORTS THIRD QUARTER DILUTED NET

EARNINGS PER SHARE; ANNOUNCES QUARTERLY DIVIDEND OF 20 CENTS PER

SHARE AND MORE FAVORABLE FISCAL 2009 EARNINGS OUTLOOK

ORLANDO, FL, March 17 – Darden Restaurants, Inc. (NYSE: DRI) today reported sales and diluted net earnings per share for the third quarter ended February 22, 2009. In the third quarter, diluted net earnings per share from continuing operations were 78 cents, a decrease of 2.5%, versus 80 cents in the prior year. The Company estimates that integration costs and purchase accounting adjustments related to the October 2007 acquisition of RARE Hospitality International, Inc. (RARE) reduced diluted net earnings per share by approximately two cents in the third quarter of the current fiscal year. Excluding the estimated integration costs and purchase accounting adjustments of approximately two cents, net earnings from continuing operations were 80 cents per diluted share in the third quarter. This compares to net earnings from continuing operations of 85 cents per diluted share in the third quarter of last year excluding estimated integration costs and purchase accounting adjustments of approximately five cents.

Third quarter sales from continuing operations were $1.80 billion, compared to $1.81 billion in the third quarter last year, a 0.7% decrease. Combined same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse were down 3.2% this quarter, which compares to an estimated 6.5% decline in the Knapp-Track™ casual dining benchmark (excluding Darden) for the quarter.

“We’re pleased with our sales and earnings performance this quarter given what was clearly a period of considerable macroeconomic weakness and consumer uncertainty,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “As many consumers respond to the current environment by reducing dining out frequency, having strong brands matters more than ever. And, our competitively superior same-restaurant sales results are the clearest indication that Darden has proven brands with broad appeal and strong guest loyalty. We also have talented and dedicated teams in our restaurants who are providing guests with outstanding experiences by executing at a high level. They are supported by colleagues who are creating compelling food offerings, introducing them through ever improving advertising and local marketing and managing costs exceptionally well – enabling us to provide guests with solid value while protecting profitability. Finally, in addition to meeting the current economic challenges, we are taking steps to further enhance our restaurant operating, brand management and support capabilities so that we emerge from this period as an even higher performing company.”

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Highlights for the quarter ended February 22, 2009 include the following:

•

Net earnings from continuing operations for the third quarter were $108.1 million, or 78 cents per diluted share on sales of $1.80 billion. Excluding estimated integration costs and purchase accounting adjustments of approximately two cents per diluted share, net earnings from continuing operations were 80 cents per diluted share for the third quarter. In last year’s third quarter, net earnings from continuing operations were $115.6 million, or 80 cents per diluted share, on sales of $1.81 billion. Excluding estimated integration costs and purchase accounting adjustments of approximately five cents per diluted share, net earnings from continuing operations were 85 cents per diluted share for the third quarter last year.

•	Total third quarter sales from continuing operations of $1.80 billion represent a 0.7% decrease from the prior year.

•

In the third quarter, Olive Garden’s U.S. same-restaurant sales decreased 1.4%, Red Lobster’s U.S. same-restaurant sales decreased 4.6% and LongHorn Steakhouse’s same-restaurant sales decreased 5.4%. The Company estimates that the shift of the Thanksgiving holiday week into the fiscal third quarter of this year adversely affected the quarter’s same-restaurants sales results by approximately 70 basis points. More severe winter weather than prior year also adversely affected the quarter’s same-restaurant sales results at Olive Garden and LongHorn Steakhouse by approximately 30 basis points. Because of its geographic footprint, Red Lobster’s same-restaurant sales were favorably affected by approximately 60 basis points due to less severe winter weather but this was fully offset by the later Lenten season this year, which adversely affected same-restaurant sales for the quarter by approximately 60 basis points.

•	The Company purchased 0.2 million shares of its common stock during the third quarter.

•	The Company’s Board of Directors declared a quarterly dividend of 20 cents per share.

Operating Highlights

OLIVE GARDEN’S third quarter sales of $827 million were 3.0% above prior year, driven by revenue from 36 net new restaurants offset partially by a U.S. same-restaurant sales decrease of 1.4%. For the quarter, on a percentage of sales basis, the company’s restaurant labor expenses, restaurant expenses and selling, general and administrative expenses decreased and were offset partially by higher food and beverage expenses and depreciation expenses. Operating profit increased for the quarter because of sales leverage and cost controls.

RED LOBSTER’S third quarter sales of $643 million were 4.3% below prior year, and U.S. same-restaurant sales decreased 4.6%. For the quarter, on a percentage of sales basis, lower food and beverage expenses were offset by the company’s increased restaurant labor expenses, restaurant expenses, selling, general, and administrative expenses and depreciation expenses, resulting in a slight decrease in operating profit. Operating profit as a percent of sales, however, was essentially unchanged from prior year.

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LONGHORN STEAKHOUSE’S third quarter sales of $227 million were 1.4% above the same period last year, driven by revenue from 19 net new restaurants, offset partially by a same-restaurant sales decrease of 5.4%. For the quarter, on a percentage of sales basis, the company reported increased food and beverage expenses, labor expenses, restaurant expenses and depreciation expenses that were offset partially by lower selling, general, and administrative expenses. This resulted in a decrease in operating profit for the quarter.

THE CAPITAL GRILLE’S third quarter sales of $61 million were 10.0% below the same period last year, driven by a same-restaurant sales decrease of 19.0% and offset partially by the addition of four net new restaurants.

BAHAMA BREEZE’S third quarter sales of $28 million were 9.1% below the prior year’s sales from continuing operations, driven by a same-restaurant sales decrease of 8.8%.

Other Actions

Darden’s Board of Directors declared a quarterly cash dividend of 20 cents per share on the Company’s outstanding common stock. The dividend is payable on May 1, 2009 to shareholders of record at the close of business on April 10, 2009.

Darden continued the buyback of its common stock, purchasing 0.2 million shares in the third quarter and anticipates that it may repurchase up to an aggregate of $200 million of its common stock in fiscal 2009.

Fiscal 2009 December, January and February U.S. Same-Restaurant Sales Results

Darden’s U.S. same-restaurant sales for the fiscal months of December, January and February were as follows:

Olive Garden	December *	January	February
Same-Restaurant Sales	-4% to -5%	-1%	1% to 2%
Same-Restaurant Traffic	-6% to -7%	-3% to -4%	Flat
Pricing	2% to 3%	2% to 3%	2% to 3%
Menu-mix	0% to -1%	Flat	0% to -1%

Red Lobster	December *	January	February **
Same-Restaurant Sales	-14% to -15%	5%	-2% to -3%
Same-Restaurant Traffic	-16% to -17%	2% to 3%	-5% to -6%
Pricing	3%	3%	2% to 3%
Menu-mix	-1%	0% to -1%	0% to 1%

LongHorn Steakhouse	December *	January	February
Same-Restaurant Sales	-10% to -11%	-2%	-2% to -3%
Same-Restaurant Traffic	-11% to -12%	-4%	-4%
Pricing	3%	3%	3%
Menu-mix	-2%	-1% to -2%	-1% to -2%

*	Fiscal December same-restaurant sales results were adversely affected by an estimated 180 basis points due to Thanksgiving week shifting into fiscal December this year.
**	Red Lobster’s February same-restaurant sales were adversely affected by an estimated 90 basis points due to two factors, the negative impact of the later Lenten season this year, which was offset partially by less severe winter weather compared to prior year.

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Fiscal 2009 Financial Outlook

Darden announced that it now expects a combined U.S. same-restaurant sales decline in fiscal 2009 of approximately 1.25% to 1.75% for Red Lobster, Olive Garden and LongHorn Steakhouse. This is favorable to the Company’s prior guidance by approximately 50 basis points and reflects anticipated same-restaurant sales of approximately flat to down 2.5% in the last quarter of the fiscal year. The Company also announced that it continues to expect to open approximately 70 net new restaurants in fiscal 2009. As a result, the Company expects total sales growth of between 9.0% and 9.5% in fiscal 2009, compared to reported sales from continuing operations of $6.63 billion in fiscal 2008. This total sales growth includes the approximate two percentage point impact of a 53rd week in fiscal 2009; excluding the 53rd week, the expected total sales growth would be approximately 7.0% to 7.5%.

The Company also announced that it now anticipates reported diluted net earnings per share from continuing operations to increase between 1% to 4% in fiscal 2009, which includes the impact of the 53rd week. This is favorable to the Company’s prior guidance by approximately five percentage points. This compares to reported diluted net earnings per share from continuing operations of $2.55 in fiscal 2008. The additional week is expected to contribute approximately two percentage points, or $0.06 per diluted share, of growth in fiscal 2009. Excluding the estimated integration costs and purchase accounting adjustments of approximately 19 cents in fiscal 2008, net earnings from continuing operations were $2.74 per diluted share. In fiscal 2009, these costs and adjustments are estimated to be approximately ten cents per diluted share. Excluding the impact of these costs and adjustments for both fiscal 2008 and fiscal 2009, the Company expects diluted net earnings per share to be between flat and down 3% on a 53-week basis (which is favorable to prior guidance of a decline of 5% to 10%).

Darden Restaurants, Inc. (NYSE: DRI), headquartered in Orlando, Fla., is the world’s largest company-owned and operated full-service restaurant company with almost $6.7 billion in annual sales and approximately 180,000 employees. The Company owns and operates over 1,700 restaurants including Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze and Seasons 52. For more information, please visit www.Darden.com.

Forward-looking statements in this news release are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements could address future economic performance, restaurant openings, various financial parameters, or similar matters. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the impact of intense competition, changing economic or business conditions, the price and availability of food, ingredients and utilities, supply interruptions, labor and insurance costs, the loss of or difficulties in recruiting key personnel, information technology failures, increased advertising and marketing costs, higher-than-anticipated costs to open or close restaurants, litigation, unfavorable publicity, a lack of suitable locations, government regulations, a failure to achieve growth objectives through the opening of new restaurants or the development or acquisition of new dining concepts, weather conditions, risks associated with Darden’s plans to expand Darden’s newer concepts Bahama Breeze and Seasons 52, our ability to combine and integrate the business of RARE Hospitality International, Inc., achieve synergies and develop new LongHorn Steakhouse and The Capital Grille restaurants, risks associated with incurring substantial additional debt, a failure of our internal controls over financial reporting, disruptions in the financial markets, possible impairment of goodwill or other assets, volatility in the market value of our derivatives and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission

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In addition to U.S. generally accepted accounting principles (GAAP) reporting, as previously disclosed herein, Darden has presented its adjusted third quarter diluted net earnings per share results from continuing operations and forecasted consolidated results from operations for fiscal 2009, which exclude the impact of integration costs and purchase accounting adjustments and the 53rd week. Darden believes this adjusted information is useful for comparison to our consolidated results from continuing operations for the third quarter of fiscal 2008 and fiscal year ended May 25, 2008, and has therefore chosen to provide this information to investors. This non-GAAP earnings information should be viewed in addition to, and not in lieu of, our diluted net earnings per share results as calculated in accordance with GAAP.

DARDEN RESTAURANTS, INC.

NUMBER OF RESTAURANTS

2/22/09		2/24/08
659	Red Lobster USA	649
29	Red Lobster Canada	29

688	Total Red Lobster	678

673	Olive Garden USA	637
6	Olive Garden Canada	6

679	Total Olive Garden	643

318	LongHorn Steakhouse	299

35	The Capital Grille	31

23	Bahama Breeze	23

7	Seasons 52	7

2	Other	2

1,752	Total Restaurants	1,683

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DARDEN RESTAURANTS, INC.

THIRD QUARTER FY 2009 FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	2/22/2009	2/24/2008	2/22/2009	2/24/2008
Sales	$1,798.9	$1,811.4	$5,241.9	$4,800.9

Earnings from continuing operations	$108.1	$115.6	$249.1	$266.2
(Losses) earnings from discontinued operations	$(0.6)	$10.4	$0.1	$9.2
Net earnings	$107.5	$126.0	$249.2	$275.4

Basic net earnings per share:
Earnings from continuing operations	$0.79	$0.82	$1.81	$1.89
Earnings from discontinued operations	—	$0.08	—	$0.06
Net earnings	$0.79	$0.90	$1.81	$1.95

Diluted net earnings per share:
Earnings from continuing operations	$0.78	$0.80	$1.78	$1.83
Earnings from discontinued operations	—	$0.08	—	$0.07
Net earnings	$0.78	$0.88	$1.78	$1.90

Average number of common shares outstanding:
Basic	136.1	140.4	137.4	141.1
Diluted	138.6	143.7	140.3	145.3

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DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	2/22/09	2/24/08	2/22/09	2/24/08
Sales	$1,798.9	$1,811.4	$5,241.9	$4,800.9
Costs and expenses:
Cost of sales:
Food and beverage	548.4	553.5	1,611.6	1,436.5
Restaurant labor	569.1	564.5	1,675.3	1,541.5
Restaurant expenses	276.5	280.2	841.5	742.1

Total cost of sales (1)	$1,394.0	$1,398.2	$4,128.4	$3,720.1
Selling, general and administrative	159.7	162.8	476.9	476.2
Depreciation and amortization	71.2	66.7	210.5	177.6
Interest, net	25.5	26.8	80.7	59.0

Total costs and expenses	$1,650.4	$1,654.5	$4,896.5	$4,432.9
Earnings before income taxes	148.5	156.9	345.4	368.0
Income taxes	(40.4)	(41.3)	(96.3)	(101.8)

Earnings from continuing operations	$108.1	$115.6	$249.1	$266.2
(Losses) earnings from discontinued operations, net of tax (benefit) expense of ($0.4), $6.1, $0.1, and $4.8, respectively	(0.6)	10.4	0.1	9.2

Net earnings	$107.5	$126.0	$249.2	$275.4

Basic net earnings per share:
Earnings from continuing operations	$0.79	$0.82	$1.81	$1.89
Earnings from discontinued operations	—	$0.08	—	$0.06
Net earnings	$0.79	$0.90	$1.81	$1.95

Diluted net earnings per share:
Earnings from continuing operations	$0.78	$0.80	$1.78	$1.83
Earnings from discontinued operations	—	$0.08	—	$0.07
Net earnings	$0.78	$0.88	$1.78	$1.90

Average number of common shares outstanding:
Basic	136.1	140.4	137.4	141.1
Diluted	138.6	143.7	140.3	145.3
(1) Excludes restaurant depreciation and amortization as follows:	67.5	64.0	198.5	167.6

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DARDEN RESTAURANTS, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	2/22/09	5/25/08
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107.3	$43.2
Receivables, net	50.2	69.5
Inventories	310.0	216.7
Prepaid expenses and other current assets	52.7	46.7
Deferred income taxes	88.9	91.8

Total current assets	$609.1	$467.9
Land, buildings and equipment, net	3,276.7	3,066.0
Goodwill	519.7	519.9
Trademarks	454.7	455.0
Other assets	196.1	221.8

Total assets	$5,056.3	$4,730.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297.1	$245.1
Short-term debt	323.1	178.4
Accrued payroll	126.2	129.3
Accrued income taxes	5.8	2.4
Other accrued taxes	58.2	55.4
Unearned revenues	180.3	160.5
Other current liabilities	384.5	365.1

Total current liabilities	$1,375.2	$1,136.2
Long-term debt, less current portion	1,632.5	1,634.3
Deferred income taxes	214.2	197.6
Deferred rent	150.5	139.0
Obligations under capital leases, net of current installments	59.2	59.9
Other liabilities	146.1	154.5

Total liabilities	$3,577.7	$3,321.5

Stockholders’ equity:
Common stock and surplus	$2,121.3	$2,074.9
Retained earnings	2,262.6	2,096.0
Treasury stock	(2,854.2)	(2,724.0)
Accumulated other comprehensive income (loss)	(37.8)	(20.7)
Unearned compensation	(13.2)	(17.0)
Officer notes receivable	(0.1)	(0.1)

Total stockholders’ equity	$1,478.6	$1,409.1

Total liabilities and stockholders’ equity	$5,056.3	$4,730.6

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